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                                                                   EXHIBIT 23.12

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Contour Medical, Inc.
Atlanta, Georgia

    We hereby consent to the use in the Proxy Statement/Prospectus constituting a part of this Registration Statement of our report dated August 18, 1995, except for Note 10, which is as of March 15, 1996 relating to the consolidated financial statements of Contour Medical, Inc. which is contained in that Prospectus.

    We also consent to the reference to us under the captions "Experts" in the Prospectus.

                                        /s/ BDO SEIDMAN, LLP
                                        ----------------------------------------
                                        BDO SEIDMAN, LLP

Atlanta, Georgia
May 22, 1998